Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

I, Tobi Mac Aro, Chief Executive Officer and Chief Financial Officer of FlitWays Technology Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

1.

the Registrant’s Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2016 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 18, 2016	By:	/s/ Tobi Mac Aro
Tobi Mac Aro
Chief Executive Officer and
Chief Financial Officer